                                                                    EXHIBIT 99.6


                              MMC NETWORKS, INC.

                           1997 DIRECTOR OPTION PLAN

                           DIRECTOR OPTION AGREEMENT
                               (*FIRST OPTION*)


     MMC Networks, Inc., a Delaware corporation (the "Company"), has granted to ______________________________________ (the "Optionee"), an option to purchase a total of __________________ (_________) shares of the Company's Common Stock (the "Optioned Stock"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Company's 1997 Director Option Plan (the "Plan") adopted by the Company which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

     1.  Nature of the Option.  This Option is a Nonstatutory Stock Option and
         --------------------
is not intended to qualify for any special tax benefits to the Optionee.

     2.  Exercise Price.  The exercise price is $_______ for each share of
         --------------
Common Stock.

     3.  Exercise of Option.  This Option shall be exercisable during its term
         ------------------
in accordance with the provisions of Section 8 of the Plan as follows:

         (i)   Right to Exercise.
               -----------------

               (a) This Option shall become exercisable in installments cumulatively with respect to 25% of the Optioned Stock one year after the date of grant, and as to an additional 1/48 of the Optioned Stock on the last day of each month thereafter, so that one hundred percent (100%) of the Optioned Stock shall be exercisable four years after the date of grant; provided, however, that in no event shall any Option be exercisable prior to the date the stockholders of the Company approve the Plan.

               (b) This Option may not be exercised for a fraction of a share.

               (c) In the event of Optionee's death, Disability or other termination of service as a Director, the exercisability of the Option is governed by Section 8 of the Plan.

         (ii)  Method of Exercise.  This Option shall be exercisable by written
               ------------------
notice which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice, in the form attached hereto as Exhibit A, shall be signed by the Optionee and shall be delivered in person or by certified mail to the [Chief Financial Officer] of the Company. The written notice shall be accompanied by payment of the exercise price.

     4.  Method of Payment.  Payment of the exercise price shall be by any of
         -----------------
the following, or a combination thereof, at the election of the Optionee:

         (i)    cash;

         (ii)   check; or

         (iii) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan.

     5.  Restrictions on Exercise.  This Option may not be exercised if the
         ------------------------
issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulations, or if such issuance would not comply with the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     6.  Non-Transferability of Option.  This Option may not be transferred in
         -----------------------------
any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     7.  Term of Option.  This Option may not be exercised more than ten (10)
         --------------
years from the date of grant of this Option, and may be exercised during such period only in accordance with the Plan and the terms of this Option.

     8.  Taxation Upon Exercise of Option.  Optionee understands that, upon
         --------------------------------
exercise of this Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares purchased over the exercise price paid for such Shares. Since the Optionee is subject to
Section 16(b) of the Securities Exchange Act of 1934, as amended, under certain limited circumstances the measurement and timing of such income (and the commencement of any capital gain holding period) may be deferred, and the Optionee is advised to contact a tax advisor concerning the application of
Section 83 in general and the availability a Section 83(b) election in particular in connection with the exercise of the Option. Upon a resale of such Shares by the Optionee, any difference between the sale price and the Fair Market Value of the Shares on the date of exercise of the Option, to the extent not included in income as described above, will be treated as capital gain or loss.

DATE OF GRANT:
               ------------------------


                                    MMC NETWORKS, INC.,
                                    a Delaware corporation



                                    By:
                                        -------------------------------------


     Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.


Dated:
       ------------------------

                                    By:
                                        -------------------------------------
                                        Optionee

                              MMC NETWORKS, INC.

                           1997 DIRECTOR OPTION PLAN

                           DIRECTOR OPTION AGREEMENT
                             (*SUBSEQUENT OPTION*)


     MMC Networks, Inc., a Delaware corporation (the "Company"), has granted to ______________________________________ (the "Optionee"), an option to purchase a total of __________________ (_________) shares of the Company's Common Stock (the "Optioned Stock"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Company's 1997 Director Option Plan (the "Plan") adopted by the Company which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

     1.  Nature of the Option.  This Option is a Nonstatutory Stock Option and
         --------------------
is not intended to qualify for any special tax benefits to the Optionee.

     2.  Exercise Price.  The exercise price is $_______ for each share of
         --------------
Common Stock.

     3.  Exercise of Option.  This Option shall be exercisable during its term
         ------------------
in accordance with the provisions of Section 8 of the Plan as follows:

         (i)   Right to Exercise.
               -----------------

               (a) This Option shall become exercisable in installments cumulatively with respect to 1/12 of the Optioned Stock on the last day of each full month after the date of grant so that one hundred percent (100%) of the Optioned Stock shall be exercisable one year after the date of grant; provided, however, that in no event shall any Option be exercisable prior to the date the stockholders of the Company approve the Plan.

               (b) This Option may not be exercised for a fraction of a share.

               (c) In the event of Optionee's death, Disability or other termination of service as a Director, the exercisability of the Option is governed by Section 8 of the Plan.

         (ii)  Method of Exercise.  This Option shall be exercisable by written
               ------------------
notice which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice, in the form attached hereto as Exhibit A, shall be signed by the Optionee and shall be delivered in person or by certified mail to the [Chief Financial Officer] of the Company. The written notice shall be accompanied by payment of the exercise price.

     4.  Method of Payment.  Payment of the exercise price shall be by any of
         -----------------
the following, or a combination thereof, at the election of the Optionee:

         (i)    cash;

         (ii)   check; or

         (iii) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan.

     5.  Restrictions on Exercise.  This Option may not be exercised if the
         ------------------------
issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulations, or if such issuance would not comply with the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     6.  Non-Transferability of Option.  This Option may not be transferred in
         -----------------------------
any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     7.  Term of Option.  This Option may not be exercised more than ten (10)
         --------------
years from the date of grant of this Option, and may be exercised during such period only in accordance with the Plan and the terms of this Option.

     8.  Taxation Upon Exercise of Option.  Optionee understands that, upon
         --------------------------------
exercise of this Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares purchased over the exercise price paid for such Shares. Since the Optionee is subject to
Section 16(b) of the Securities Exchange Act of 1934, as amended, under certain limited circumstances the measurement and timing of such income (and the commencement of any capital gain holding period) may be deferred, and the Optionee is advised to contact a tax advisor concerning the application of
Section 83 in general and the availability a Section 83(b) election in particular in connection with the exercise of the Option. Upon a resale of such Shares by the Optionee, any difference between the sale price and the Fair Market Value of the Shares on the date of exercise of the Option, to the extent not included in income as described above, will be treated as capital gain or loss.

DATE OF GRANT:
               -----------------------

                                    MMC NETWORKS, INC.,
                                    a Delaware corporation



                                    By:
                                        ---------------------------------------


     Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.


Dated:
       ------------------------------


                                        ---------------------------------------
                                        Optionee

                                   EXHIBIT A

                        DIRECTOR OPTION EXERCISE NOTICE



MMC Networks, Inc.
1134 East Arques Avenue
Sunnyvale, CA  94086

Attention:  [Chief Financial Officer]


     1.  Exercise of Option.  The undersigned ("Optionee") hereby elects to
         ------------------
exercise Optionee's option to purchase ______ shares of the Common Stock (the "Shares") MMC Networks, Inc. (the "Company") under and pursuant to the Company's 1997 Director Option Plan and the Director Option Agreement dated
_______________ (the "Agreement").

     2.  Representations of Optionee.  Optionee acknowledges that Optionee has
         ---------------------------
received, read and understood the Agreement.

     3.  Tax Consequences.  Optionee understands that Optionee may suffer
         ----------------
adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultant(s) Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

     4.  Delivery of Payment.  Optionee herewith delivers to the Company the
         -------------------
aggregate purchase price for the Shares that Optionee has elected to purchase and has made provision for the payment of any federal or state withholding taxes required to be paid or withheld by the Company.

     5.  Entire Agreement.  The Agreement is incorporated herein by reference.
         ----------------
This Exercise Notice and the Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof. This Exercise Notice and the Agreement are governed by California law except for that body of law pertaining to conflict of laws.

Submitted by:                                 Accepted by:

OPTIONEE:                                     MMC NETWORKS, INC.


                                    By:
                                        --------------------------------------

                                    Its:
                                        --------------------------------------



Dated:                              Dated:
       -------------------------           -----------------------------------